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                                                                   EXHIBIT 10.37

                   AGREEMENT TO ARBITRATE DISPUTES AND CLAIMS

      This Agreement is entered into between Asyst Technologies, Inc., on behalf of itself and its subsidiary and affiliated entities ("Asyst"), and the employee, advisor or consultant named below ("Employee"), and is intended to and shall supercede and replace any prior agreements or understandings with respect to the resolution of disputes, claims, causes or controversies between the parties, as provided hereinafter.

                  Scope of Disputes and Claims to Be Arbitrated

      We agree that any existing or future dispute, claim, cause or controversy arising from or relating to the recruitment or employment or advisory or consulting relationship of Employee with or by Asyst, conduct occurring by either party during such employment or advisory or consulting relationship between Employee and Asyst, or any termination, adjustment or interruption thereof, shall be submitted to and resolved solely by final and binding arbitration. Any such arbitration will be conducted in accordance with the American Arbitration Association and the National Rules for the Resolution of Employment Disputes then in effect.

      We understand and agree that this Agreement shall apply to any and all disputes, claims, causes or controversies between Asyst and Employee whether the dispute, cause, claim or controversy arises in tort or contract, or pursuant to statute, governmental regulation, administrative directive or otherwise, now in existence or which may in the future be enacted, amended or judicially recognized, including the following:

      - claims for fraudulent inducement of contract, breach of contract or contractual obligation, whether such alleged contract or obligation be oral or written or express or implied by fact or law;

      - claims of fraud or wrongful termination, including violation of public policy and constructive discharge;

      - claims of discrimination or harassment under any and all state and federal statutes, as well as claims for violation of any other state or federal statute (except as set forth below);

      - claims of non-payment, incorrect or late payment, or the impaired, reduced or claimed or deemed untimely benefit or forfeiture of, wages, commissions, bonuses, severance, employee fringe benefits, stock grants or options, whether such claims be pursuant to alleged express or implied contract or obligation, equity, the California Labor Code, the Fair Labor Standards Act, the Employee Retirement Income Securities Act, and any other local, state or federal law, order or regulation applicable to Asyst concerning wages, compensation or employee benefits;

      - claims for infliction of emotional distress, misrepresentation, interference with contract or prospective economic advantage, violation of public policy, defamation, unfair business practices, and any other tort or tort-like causes of

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            action relating to or arising from the employment relationship or the formation or termination thereof;

      - defense, hold harmless, indemnity or other benefit or protection claimed or asserted by Employee as a result of or arising from an employee, advisory or consulting relationship; and/or

      - claims arising from or related to Asyst's or Employee's conduct during such employment, advisory or consulting relationship.

(hereafter, collectively, referred to as the "Claims").

      We understand and agree that binding arbitration of any such Claims, as provided herein, shall be the sole and exclusive means for resolving any and all existing and future dispute, cause, claim or controversy between us, with the following exceptions (which will be resolved to the extent and in the manner otherwise required by law then in effect):

      - claims for benefits under applicable workers' compensation, unemployment insurance and state disability insurance laws;

      - claims concerning the validity, infringement or enforceability of any trade secret, patent right, copyright, trademark, or any other intellectual or confidential property held or sought by Asyst or Employee, or obligation of either party therefor; and

      - any other claim that has been expressly excluded from arbitration by local, state or federal law, order or regulation applicable to Asyst.

                  Waiver of Trial Before Court, Jury or Government Agency

      We understand and agree that arbitration as provided herein shall be instead of a trial before a court, jury or administrative body, or other hearing before a government agency. We understand and agree that the decision of the arbitrator shall be final and binding on both Asyst and Employee, it shall provide the exclusive remedy(ies) for resolving any and all Claims between Asyst and Employee arising from our employment, advisory or consulting relationship, and it shall be final, binding, non-appealable and fully enforceable (unless and except to the specific extent required by local, state or federal law, order or regulation applicable to Asyst to be reviewed and confirmed by a court having proper jurisdiction thereof).

      Accordingly, we understand and agree that by signing this Agreement, Asyst and Employee are, to the greatest extent allowed by law, each expressly waiving any and all rights to a trial before a court or jury, or before a government or administrative agency, regarding any Claim which we now have or which we may in the future have between or against each other.

                              Place of Arbitration

      We understand and agree that arbitration of Claims as provided herein shall take place in Alameda County, California, and Employee and Asyst agree to such venue as the exclusive and

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proper arbitration or other dispute resolution venue. However, if, at the time the Claim in question arises, Employee resides more than fifty (50) miles from Alameda County, California, then Employee may, at Employee's option, direct that the arbitration take place in the county in which Employee resides at the time the Claim in question arises.

                     Issuance of Written Arbitration Opinion

      The arbitrator shall issue a written decision identifying the essential findings and conclusions on which the arbitration decision and award are based. The arbitrator's award shall be subject to confirmation or vacation, as and to the extent required under California law governing judicial review of arbitration awards.

                              Costs of Arbitration

      We understand and agree that Asyst will solely bear the arbitrator's fee and costs imposed directly by the American Arbitration Association; however, Asyst and Employee shall each bear their own attorneys' fees and any other costs that party incurs in connection with the arbitration. The arbitrator will not have authority to award attorneys' fees or costs to either party, unless a statute at issue which is the basis for the Claim expressly authorizes the award of attorneys' fees or costs to the prevailing party. In this instance, the arbitrator shall have the authority to make an award of reasonable attorneys' fees and costs to the prevailing party, to the extent and in the manner permitted by the applicable statute. However, any award of fees and costs will be limited to the amount of reasonable fees and costs actually incurred and which bear a reasonable relation to the prevailing party's actual recovery.

                                  Governing Law

      We understand and agree that this Agreement, and its validity, construction, performance and enforceability, as well as any and all Claims between Asyst and Employee, shall be governed and enforced by and construed under the laws of the State of California, or the specific statutory law under which the Claim arises, regardless of the actual venue of the arbitration and regardless of the rules of conflict or choice of laws which may otherwise apply. Both parties hereby expressly waive any right or claim to assert the law of another state, country or jurisdiction.

                            Waiver of Certain Damages

      We understand and agree that neither Asyst nor Employee shall or may be liable to the other, as a result of any Claim asserted between them, for any incidental, special, consequential or exemplary damages of any nature, including but not limited to punitive damages, unless and to the extent any such award of damages is specifically provided and available to the party as a remedy under the statute asserted as a basis for the Claim and, unless and to the extent so specifically provided, the arbitration shall be without authority or jurisdiction to award such damages.

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                        Availability of Limited Discovery

      We understand and agree that discovery, to the extent and in the manner provided by the California Arbitration Act, Code of Civil Procedure section 1283.05, as amended, shall be allowed during arbitration, to the extent and in the manner deemed by the arbitrator to be reasonable, necessary and relevant to arbitrate the Claims asserted.

                                  Severability

      We understand and agree that if any term or portion of this Agreement shall, for any reason, be held to be invalid or unenforceable or to be contrary to public policy or any law, then the remainder of this Agreement shall not be affected by such invalidity or unenforceability but shall remain in full force and effect, as if the invalid or unenforceable term or portion thereof had not existed within this Agreement.

                               Complete Agreement

      We understand and agree that this Agreement contains the complete agreement between Asyst and Employee regarding the subjects covered in it; that it supersedes any and all prior or contemporaneous representations and agreements between us, if any, concerning the subjects; and that it may be modified or amended only in a writing, expressly referencing this Agreement and Employee by full name, and signed by Employee and Asyst (through either its Chief Executive Officer or General Counsel). Accordingly, both Employee and Asyst hereby agree, as a material inducement to the other party's agreement to enter this Agreement, to forebear from asserting any claim against the other arising from or relating to a modification or amendment of the terms, conditions and obligations of this Agreement, except when such modification or amendment is confirmed in writing signed by both parties (as provided herein).

      Employee acknowledges that it has been advised to consult with an attorney of its own choosing before signing this Agreement, and that Employee has had an opportunity to do so.

                                        Acknowledged, Understood and Agreed
Date:
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                                        (Name)

                                        Asyst Technologies, Inc.

Date:                                   By:
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                                                   Dorothy Jones
                                              Its: Sr. Director, Human Relations

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